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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Flexible Incentive Plan of Landmark Graphics Corporation of our report dated July 28, 1993, except for Note 21 as to which the date is May 17, 1994, with respect to the consolidated financial statements and schedules as of June 30, 1993 and for each of the two years then ended, of Landmark Graphics Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.




                                                   /s/ ERNST & YOUNG LLP




Houston, Texas
March 6, 1995